LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Lease"), is made and entered into this ___ day of February, 2002, by and between Landlord (sometimes called also "Lessor") and Tenant (sometimes called also "Lessee").


                              W I T N E S S E T H:


     1. Certain Definitions. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:



        (a)  Landlord:                  ASI Properties, Inc., a Georgia corporation

        (b)  Landlord's Address:        Rent Payment and Mailing Address:

                                        470 East Paces Ferry Road
                                        Atlanta, Georgia  30305-3300
                                        Attn:  Chief Financial Officer

        (c)  Tenant:                    AmQUEST, Inc., a Georgia corporation
        (d)  Tenant's Initial Address:  470 East Paces Ferry Road, Suite 1
                                        Atlanta, Georgia  30305-3300

        (e)  Building Address:          470 East Paces Ferry Road, N.E.
                                        Atlanta, Georgia   30305-3300

        (f)  Suite (Floor) Numbers:     1, 2, 6 and 7

        (g)  Rentable Floor Area of
             Demised Premises:          33,446 rentable square feet

        (h)  Intentionally Deleted.

        (i)  Lease Term:                Rental Commencement Date  through
                                        and including January 31, 2006.

        (j)  Base Rental Rate:          First month's rental due on Lease execution.

                                     -1-

                                     MONTHS
                     01 (February, 2002) - 03 (April, 2002)

                                RATE PER SQUARE FOOT OF
MONTHLY BASE                    RENTABLE FLOOR AREA OF
 RENTAL RATE                    DEMISED PREMISES        TOTAL  BASE RENTAL RATE
  $17,725.00                    $35.05 (For Suite 7)            $212,700.00
                                $ 0.00 (For Suites 1, 2 and 6)


                                     MONTHS
                      04 (May, 2002) - 48 (January, 2006)

                                RATE PER SQUARE FOOT OF
MONTHLY BASE                    RENTABLE FLOOR AREA OF
RENTAL RATE                     DEMISED PREMISES        TOTAL BASE RENTAL RATE
  $90,856.67                    $20.00 (For Suites 1 and 2)     $1,090,280.00
                                $40.00 (For Suites 6 and 7)


        (k)  Intentionally Deleted.

        (l) Rental Commencement Date: Rent will commence on the date of this Lease.

        (m)  Intentionally Deleted.

        (n)  Intentionally Deleted.

        (o)  Intentionally Deleted.

        (p)  Intentionally Deleted.

     2. Lease of Premises. Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, certain premises (the "Demised Premises") in the building (hereinafter referred to as "Building") located on that certain tract of land (the "Land") commonly known as 470 East Paces Ferry Road, N.E., Atlanta, Georgia , which Demised Premises comprise all of the Rentable Floor Area in Suites 1, 2, 6 and 7 of the Building and are outlined on the floor plan attached hereto as Exhibit "A" and by this reference made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. The "Project" is comprised of the Building, the Land, the Building's parking facilities, any walkways, covered walkways or other means of access to the Building and the Building's parking facilities, all common areas, including any plazas, and any other improvements or landscaping on the Land.

     3. Term. The term of this Lease ("Lease Term") shall commence on the date of this Lease, and, unless sooner terminated as provided in this Lease, shall end on the January 31, 2006.

     4. Possession. Tenant shall be deemed to have taken possession of the Demised Premises as of the date of this Lease, and Tenant agrees it shall take such possession of the Demised Premises in its "as is" condition with all faults other than latent defects.

     5. Rental Payments.

          (a) Commencing on the Rental Commencement Date, and continuing thereafter throughout the Lease Term, Tenant hereby agrees to pay all Rent due and payable under this Lease. As used in this Lease, the term "Rent" shall mean the Base Rental ( as defined in Section 6 below), and any other amounts that Tenant specifically assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including without limitation any that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant. Base Rental shall be due and payable in equal installments on the first day of each calendar month, commencing on the Rental Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay Base Rent to Landlord at Landlord's address as provided herein (or such other address as may be designated by Landlord from time to time) monthly in advance. Tenant shall pay all Rent and other sums of money as the same shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided in this Lease, without demand, set-off or counterclaim.

          (b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental for any such months shall be prorated on a daily basis and the installment so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs on other than the first day of a the month, the Base Rental for the month in which said date occurs shall be payable on the Rental Commencement Date.

     6. Base Rental. Subject to adjustment as specifically set forth in this Lease (including, without limitation, the Special Stipulations as set forth in Exhibit C), from and after the Rental Commencement Date Tenant shall pay to Landlord in equal monthly installments a base annual rental (herein called "Base Rental") for each Lease Year equal to the Total Rental Rate set forth for such Lease Year in Article 1(j) above. As used in this Lease, the term "Lease Year" shall mean the twelve month period commencing on the Rental Commencement Date, and each successive twelve month period thereafter during the Lease Term, except that if the Rental Commencement Date is not on the first day of a calendar month, the first Lease Year shall extend through the end of the twelfth full calendar month after the Rental Commencement Date.

7.      Intentionally Deleted..

8.      Operating Expenses.

     For the purposes of this Lease, "Operating Expenses" shall mean all expenses, costs and disbursements (but not specific costs chargeable to specific tenants of the Project) of every kind and nature, computed on an accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, repair and maintenance of the Project. Subject to any specific sections of this Lease, including the Special Stipulations set forth in Exhibit C, to the contrary, Landlord, at Landlord's sole cost and expense, shall be responsible for all Operating Expenses and Tenant shall have no obligation to pay or contribute to same.

     9. Landlord's Alterations and Improvements. Landlord reserves the right at any time and from time to time to make or permit changes or revisions in the common areas of the Project, including, without limitation, additions to, subtractions from, rearrangements of, alterations of, and modifications or supplements to the common areas of the Project; provided, however, Landlord agrees that no such changes, revisions, additions, subtractions, rearrangements, alterations, modifications or supplements shall have the effect of reducing the number of parking spaces available for use by Tenant, or with respect to other tenants and occupants of the Building, below the number required by governmental laws and ordinances, or shall materially interfere with access to the Building or the Demised Premises.

     10. Tenant Taxes. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, which may become a lien on any portion of the Project whether such taxes are assessed against Tenant, Landlord or the Building. In the event that such taxes are imposed or assessed against Landlord or the Building, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord's option, to Landlord, upon Landlord's request together with evidence of Landlord's payment of such taxes. Notwithstanding anything contained herein or elsewhere to the contrary, Tenant shall not be responsible for any real estate taxes or assessments for the Land, Building or Project, including, without limitation any special assessment for public improvement and any business improvement assessment or any franchise taxes or taxes imposed upon or measured by the income or profits of the Landlord; Landlord shall pay, when due, all such taxes.

     11. Payments. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received by Landlord no later than the due date for such payment.

     12. Interest and Late Charges. Any rent or other amounts payable to Landlord under this Lease, if not paid by the tenth (10th) day after Tenant receives notice from Landlord of non-payment, shall incur a late charge of three percent (3%) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the "Prime Rate" as published in The Wall Street Journal (or, if The Wall Street Journal is no longer published, some other daily financial publication of national circulation as selected by Landlord) on the last business day prior to the expiration of such ten (10) day period, plus two percent (2%) per annum from and after the expiration of such ten (10) day period. Notwithstanding the foregoing, Landlord shall not be required to give notice as a condition to imposition of the late charge or interest more than twice during any twelve-month period. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law. The interest shall accrue from the date herein specified until the date such payment is received. Such late charge and interest shall be payable immediately to Landlord as additional rent hereunder. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, or prevent Landlord from exercising any of the other rights and remedies granted hereunder. Nothing contained in this paragraph, however, shall be construed to require Landlord to accept a late payment from Tenant. There will also be a twenty-five dollar ($25.00) charge should any check be returned by a bank for insufficient funds.

     13. Use Rules. Suites 1 and 2 of the Demised Premises shall be used for data center space and office space, and for no other purposes, and Suites 6 and 7 of the Demised Premises shall be used for data center space and no other purpose, all space to be leased in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities, and the Rules and Regulations attached hereto and made a part hereof. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord, provided that such Rules and Regulations are equally applicable to all tenants of the Building and are not enforced in a discriminatory manner. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary to protect the tenantability, safety, operation, and welfare of the Demised Premises and the Project. Tenant hereby expressly agrees that Tenant shall comply in all respects with all applicable laws, ordinances, rules and regulations of governmental authorities regarding the handling, storage, transportation and disposal of contaminants in connection with the operation of Tenant's business in the Demised Premises.

     14. Alterations. Except for non-structural, interior alterations which cost less than Ten Thousand Dollars ($10,000) and in no way affect the systems of the Building other than to a deminimus extent and except the alterations and construction to be performed by American Software, Inc. ("ASI") for Norfolk Southern Corporation pursuant to that certain letter agreement between ASI and Tenant, Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. Subject to
Section 31, and any other specific sections of this Lease to the contrary, all such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant at the time of approval of said alterations to have Tenant remove such alterations, additions and improvements, in which event notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Article 31 thereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted. Notwithstanding the above, Tenant may remove trade-fixture items from the Demised Premises provided that Tenant shall repair any damage to the Leased Premises occasioned by such removal. All of Tenant's personal property on the Demised Premises shall remain the property of Tenant.

     15. Repairs.

          (a) Subject to Tenant's obligations pursuant to Paragraph 2 of the Special Stipulations attached hereto or as may otherwise be agreed between Tenant and ASI, Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Project, including the Building (except the Demised Premises and other portions of the Building leased to other tenants), the Building parking facilities, the public areas and the landscaped areas. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the negligence or otherwise of Tenant or its agents, contractors, employees, subtenants or assigns subject to normal wear and tear, shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord promptly. Landlord shall not be required to make any non-structural repairs or improvements to the Demised Premises, other than repairs and improvements necessitated by the negligence or otherwise of Landlord or its agents, contractors or employees, subject to normal wear and tear.

          (b) Subject to Landlord's obligations in Section 15(a), Tenant covenants and agrees that it will take good care of the interior of Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear. Tenant shall promptly report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect except for any condition (not caused by Tenant) which threatens imminent injury to persons or material damage to property, or prevents Tenant's access to or use of the Demised Premises, which Tenant shall have the right to correct at Landlord's expense in the form of abatement of Rent (not to exceed Twenty Five percent (25%) of the Rent otherwise due and payable the month or months that such abatement is taken) if not corrected by Landlord within two (2) business days after Tenant's notice of the same to Landlord. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth.

     16. Landlord's Right of Entry. Landlord shall retain duplicate keys to all doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect and examine same, to make repairs, additions, alterations, and improvements, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or, if within the last six (6) months of term, tenants, and to inspect the Demised Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Demised Premises as shall be reasonably practicable under the circumstances and shall not interrupt or unreasonably interfere with Tenant's use of the Demised Premises. Subject to the foregoing, Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof.

     17. Insurance.

          (a) Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of fire and extended coverage insurance insuring the full replacement cost of its furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Demised Premises, together with the value of any leasehold alterations, additions and/or improvements to the Demised Premises which Tenant is responsible to maintain or repair pursuant to this Lease, and workmen's compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of insurance, insuring Tenant, Landlord, Landlord's managing agent and Landlord's mortgagee, if any, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work performed by Tenant or Tenant's contractors on the Demised Premises, or arising out of the condition, use, or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant, its agents, contractors or employees in the Demised Premises, or other portions of the Building or the Project, and of Tenant's guests and licensees while they are in the Demised Premises, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than Two Million Dollars ($2,000,000) for each occurrence. Such insurance shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Tenant shall also carry such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry, should the circumstances or conditions so merit Tenant carrying such type of insurance and provided that such insurance is then customarily required to be maintained by landlords of similar projects. All insurance policies procured and maintained by Tenant pursuant to this Article 17 shall name Landlord, Landlord's managing agent and Landlord's mortgagee, if any, and any additional parties designated by Landlord, as additional insureds, shall be carried with companies licensed to do business in the State of Georgia reasonably satisfactory to Landlord and shall be non-cancelable and not subject to material change except after twenty (20) days written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord on or by the date of the Lease, and renewals of such policies shall be delivered to Landlord at least twenty (20) days prior to the expiration of each respective policy term.

          (b) Landlord shall procure at its expense and shall thereafter maintain throughout the Lease Term a policy or policies of fire and extended coverage insurance with respect to the Building and the improvements to the Demised Premises, insuring against loss or damage by fire and such other risks as are from time to time included in a standard form of fire and extended coverage policy of insurance available in the State of Georgia. Said Building and improvements to the Demised Premises shall be insured for the benefit of Landlord in an amount not less than the full replacement costs thereof as determined from time to time by the insurance company (excluding any costs of replacing any leasehold alterations, additions or improvements to the Demised Premises which Tenant is responsible to maintain or repair pursuant to the terms of this Lease and such insurance may provide for a reasonable deductible). Landlord shall also procure at its expense and shall thereafter maintain throughout the Lease Term a policy or policies of commercial general liability insurance insuring against the liability of Landlord arising out of the maintenance, use and occupancy of the Project, with limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than One Million Dollars ($1,000,000.00) for each occurrence. Such insurance required herein shall be issued by and binding upon an insurance company approved by the Insurance Commissioner of the State of Georgia and licensed to do business in the State of Georgia. Upon reasonable request from Tenant, Landlord will provide a certificate of insurance evidencing the maintenance of the insurance required herein.

     18. Waiver of Subrogation. Landlord shall have included in all policies of fire, extended coverage, business interruption and other insurance obtained by Landlord covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the Tenant in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the Landlord. To the full extent permitted by law, Landlord waives all right of recovery against the Tenant for, and agrees to release the Tenant from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the Landlord.

     19. Default.

          (a) The following events shall be deemed to be events of default by Tenant under this Lease: (i) Tenant shall fail to pay any installment of Base Rental within ten (10) days after the due date thereof; (ii) Tenant shall fail to comply with any term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Base Rental or any other charge or assessment payable by Tenant, and shall not diligently attempt to cure such failure within thirty (30) days after notice thereof to Tenant; (iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding;
     (iv) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within forty-five (45) days after the commencement thereof; (v) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease; (vi) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project and such lien is not removed or discharged within thirty (30) days after notice thereof; (vii) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of Article 27 hereof within the time period provided for such return following Landlord's request for same as provided in Article 27; or (viii) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of
     Article 28 hereof within the time period provided for such return following Landlord's request for same as provided in Article 28.

          (b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever: (i) terminate this Lease, in which event Tenant shall promptly surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by force, if necessary, without being liable for prosecution or any claim of damages therefor (provided such action shall not constitute a breach of the peace); Tenant hereby agreeing to promptly pay to Landlord on demand the amount of all reasonable loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise;
     (ii) terminate Tenant's right of possession (but not this Lease) and enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, by entry (including the use of force, if necessary), dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution or any claim of damages therefor (provided such action shall not constitute a breach of the peace) and, if Landlord so elects (without any obligation of Landlord), make such alterations, redecorations and repairs as, in Landlord's reasonable judgment, may be necessary to relet the Demised Premises, and Landlord shall make reasonable efforts to relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may reasonably deem advisable, in order to mitigate Landlord's loss, with or without advertisement, and by private negotiations, and Landlord may receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between the amount of all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord re-letting, and Tenant shall be liable for Landlord's reasonable expenses in redecorating and restoring the Demised Premises as necessary to enable re-letting (but in no case to a condition better than that in which the Tenant is obligated to return the Demised Premises under Section 31), and all reasonable costs incident to such re-letting, including broker's commissions and lease assumptions, and in no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder; or (iii) enter upon the

     Demised Premises by force, if necessary (without any breach of the peace), and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to promptly reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

          (c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all reasonable costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the reasonable fees of Landlord's attorneys as provided in Article 25 hereof.

     20. Waiver of Breach. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

     21. Assignment and Subletting.

          21.1 Lessor's Consent Required.

          (a) Lessee shall not assign, transfer, mortgage or encumber (collectively, "assign" or "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed, but the following assignments shall be permitted, subject to the Landlord's satisfaction of the conditions outlined herein:

          (i) Assignment to a parent or a wholly owned subsidiary of the Tenant; or

          (ii) Assignment to a new entity that is wholly owned by the same owners of the Tenant.

          (b) The involvement of Lessee or all or substantially all of its assets in any transaction, or series of transactions (by way of merger, sale, transfer or leveraged buy-out), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than forty (40%) of such Net Worth as it exists immediately prior to said transaction or transactions constituting such reduction, shall be considered an assignment of this Lease to which Lessor may withhold its consent unless otherwise permitted hereunder. "Net Worth of

          Lessee" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

          (c) An unpermitted assignment or subletting without consent shall, at Lessor's option, be a default curable after notice per Paragraph 19, or a noncurable breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable breach, Lessor may terminate this Lease.

          21.2 Terms and Conditions Applicable to Assignment and Subletting.

          (a) Regardless of Lessor's consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations to Landlord hereunder, or (iii) alter the primary liability of Lessee to Landlord for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

          (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

          (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

          (d) In the event of any default or breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information, relevant to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $150.00 as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

     21.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein.

          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligations or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

          (b) In the event of a Breach of Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

          (c) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (d) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

     22. Destruction.

          (a) If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of Landlord, unless this Lease is terminated as provided in this Article 22, and from the date of such damage through restoration, a just and proportionate part of Rent shall be abated until the Demised Premises are repaired or rebuilt.

          (b) If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's reasonable judgment, be completed within one hundred eighty (180) days after the date of the casualty or (ii) damaged or destroyed as a result of a risk which is not insured under standard fire insurance policies with extended coverage endorsement, or (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged), to such an extent that the Building cannot, in Landlord's judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to the Tenant within thirty (30) days after the date of such occurrence. Unless Landlord elects to terminate this Lease as hereinabove provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required under subparagraph (c) below as expeditiously as possible under the circumstances.

          (c) If Landlord should elect or be obligated pursuant to subparagraph
     (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building, excluding any leasehold alterations, additions or improvements to the Demised Premises to be maintained or repaired by Tenant pursuant to the terms of this Lease. If the cost of performing such repairs exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease if Landlord elects not to rebuild a building of substantially similar size and scope, unless Tenant, within thirty (30) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

     23. Intentionally Deleted.

     24. Services by Landlord. Landlord shall provide the Building Standard Services described on Exhibit "B" attached hereto and by reference made a part hereof.

     25. Attorneys' Fees. In the event Landlord or Tenant defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Demised Premises, in the hands of an attorney, or files suit upon the same, and should such other party prevail in such suit, the defaulting party, to the extent permitted by applicable law, agrees to pay the other party (as prevailing party) all reasonable attorneys' fees actually incurred by such prevailing party.

     26. Time. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

     27. Subordination and Attornment.

          (a) Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Demised Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such mortgage, and to any replacements and substitutions for such mortgage; provided, however, that as a condition to such subordination, Tenant shall be provided a written nondisturbance agreement from the lessor under any such lease or from the mortgagee under any such mortgage, on terms and conditions reasonably acceptable to Tenant and such lessor or mortgagee, confirming that Tenant's rights under this Lease will not be disturbed in connection with any circumstances as described in this Paragraph 27 so long as Tenant performs its obligations under this Lease, and that Tenant shall have a right to attorn to such lessor or mortgagee under such circumstances. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Tenant, however, upon request of Landlord or any party in interest, shall execute promptly such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any mortgagee.

          (b) If any mortgagee or lessee under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. The term "mortgage", as used in this Lease, includes any deed of trust, deed to secure debt, or security deed and any other instrument creating a lien in connection with any other method of financing or refinancing. The term "mortgagee", as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

          (c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any such lease under which Landlord may hold title, provided the transferee or purchaser at foreclosure agrees not to disturb Tenant's use and occupancy of the Demised Premises for so long as the Tenant is not in default of its obligations hereunder beyond any applicable grace or cure period, Tenant shall attorn to the transferee or purchaser at foreclosure or under power of sale, or the lessor of Landlord upon such lease termination, as the case may be (sometimes hereinafter called "such person"), and shall recognize and be bound and obligated hereunder to such person as "Landlord" under this Lease; provided, further however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person); (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, its mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of Tenant hereunder. Tenant shall not be named as a party defendant in any such proceeding, unless required by applicable law. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Demised Premises or Building subject to this Lease.

          (d) Landlord shall provide prompt notice of the existence or placement of any mortgage or underlying ground lease upon the Project which would be superior to the Lease.

     28. Estoppel Certificates. Within ten (10) days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; and stating the date to which Rent and other charges have been paid. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

     29. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

     30. Holding Over. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be and remain in effect except that the monthly rental shall be one and one-quarter (1/4) times the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

     31. Surrender of Premises. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof (except trade fixtures which Tenant may remove subject to Section 14, above) and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. Tenant shall remove all personalty and equipment not attached to the Demised Premises which it has placed upon the Demised Premises, and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and equipment from the Demised Premises upon the expiration or termination of this Lease for any cause whatsoever or upon Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord. Tenant shall pay Landlord promptly any and all reasonable expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this Article 31 shall survive any expiration or termination of this Lease. For purposes of this Section 31 and elsewhere in this Lease, Landlord and Tenant hereby acknowledge and agree that Tenant's trade fixtures, effects, personalty and equipment includes any free standing air conditioning units (excluding duct work), power distribution units, racks, cages, tape storage shelving units, satellite dishes, roof antennas and nonstructural electrical telecommunications, or computer equipment exclusively serving the Demised Premises and installed by or on behalf of Tenant.

     32. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by courier or by United States Mail, certified, return receipt requested, postage prepaid. Any such notice shall be deemed received by the party to whom it was sent (i) in the case of personal delivery or courier delivery, on the date of delivery to such party, and (ii) in the case of certified mail, the date receipt is acknowledged on the return receipt for such notice or, if delivery is rejected or refused or the U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective address set forth herein above or at such other address as either party shall have theretofore given to the other by notice as herein provided.

     33. Damage or Theft of Personal Property. Subject to Landlord's maintenance of security in accordance with Building Standard Services, as set forth on Exhibit "B", all personal property brought into the Demised Premises by Tenant, or Tenant's employees or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Building or any other person, unless such theft or damage is the result of the act of Landlord or its employees and Landlord is not relieved therefrom by Article 18 hereof. Unless caused by the gross negligence of Landlord or its employees, Landlord shall not at any time be liable for damage to any property in or upon the Demised Premises which results from power surges or other deviations from the constancy of the electrical service or from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever.

     34. Eminent Domain.

          (a) If all or a material part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided however, that a condition to the exercise by Tenant of such right to terminate shall be either (i) that more than fifteen percent (15%) of the Demised Premises was taken or (ii) that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

          (b) If this Lease is terminated under the provisions of this Article 34, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense or for loss of business, moving expenses or other consequential damages, in accordance with subparagraph (d) below.

          (c) If there is a partial taking of the Building and this Lease is not thereupon terminated under the provisions of this Article 34, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award and any available condemnation insurance proceeds which are paid to Landlord.

          (d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Except for compensation to which Tenant is entitled according to the foregoing provisions of this subparagraph (d), Tenant hereby assigns to

     Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

          (e) Notwithstanding anything to the contrary contained in this Article 34, if, during the Lease Term, the use or occupancy of any part of the Building or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation; provided, however, that the Tenant's obligation to pay Rent shall abate during the period of such temporary taking or appropriation. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

     35. Parties. The term "Landlord", as used in this Lease, shall include Landlord and its assigns and successors. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "Tenant" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Demised Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises, Landlord's obligations to Tenant thereafter arising hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

     36. Liability of Tenant. Each of the parties hereby indemnifies and agrees to hold the other party, and its partners, shareholders, directors and officers, harmless from and against any and all liability, loss, cost, damage or expense, including, without limitation, court costs and reasonable attorney's fees, imposed on the indemnified party by any person whomsoever, arising from or in connection with the use or occupancy or ownership of the Demised Premises and caused in whole or in part by any negligent act or omission of the indemnifying party or any of its employees, contractors, servants, agents, subtenants or assignees, or of the indemnifying party's invitees while such invitees are within the Demised Premises, or otherwise occurring in connection with any default of the indemnifying party hereunder. The provisions of this Article 36 shall survive any termination of this Lease.

     37. Force Majeure. In the event of strike, lockout, labor trouble, civil commotion, act of God, or any other cause beyond a party's control (collectively "force majeure") resulting in Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease provided Landlord is reasonably attempting to cure any such inability. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to take possession of the Demised Premises on or before the Rental Commencement Date and to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

     38. Landlord's Liability. Landlord shall have no personal liability with respect to any of the provisions of this Lease. If Landlord is in default with respect to its obligations under this Lease, Tenant shall look for satisfaction of Tenant's remedies, if any, solely to the equity of Landlord in the Project and to the proceeds of Landlord's insurance policy or policies actually paid to Landlord and not applied by Landlord by the applicable claim or to the restoration of the Building as required by the terms of this Lease (unless same are not so applied because such proceeds are required by the holder of a mortgage to be paid to it to reduce the debt secured by such mortgage). It is expressly understood and agreed that Landlord's liability under the terms of this Lease shall in no event exceed the amount of its interest in and to said Project and the aforesaid proceeds of insurance. In no event shall any partner of Landlord nor any joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

     39. Landlord's Covenant of Quiet Enjoyment. So long as Tenant is not in default hereunder beyond any applicable grace or cure period, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person.

     40. Intentionally Deleted.

     41. Hazardous Substances. Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof other than commonly used office cleaning supplies in commercially reasonable quantities. For purposes of this Article 41, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "Environmental Laws"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ["CERCLA"], any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease. To the best of the Landlord's knowledge, there are currently no Hazardous Substances existing in building.

     42. Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant.

     43. Severability. If any clause or provision of the Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

     44. Entire Agreement. This Lease contains the entire agreement of the parties with respect to the subject matter hereof and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof.

     45. Headings. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

     46. Broker. Landlord and Tenant each hereby warrant and represent to the other that no brokers were instrumental or involved in any way in the procurement of this Lease, and Landlord and Tenant each hereby agree to indemnify and hold harmless the other from and against any costs, claims, damages, expenses, fees, including its reasonable legal fees, resulting from or relating to the breach of any warranty or representation made in this section by the indemnifying party.

     47. Governing Law. The laws of the State of Georgia shall govern the validity, construction, performance and enforcement of this Lease.

     48. Special Stipulations. The Special Stipulations attached hereto as Exhibit "C" are hereby incorporated herein by this reference as though fully set forth. In the event of any conflict between the terms and provisions of Special Stipulations and the terms and provisions of other portions of this Lease, the terms and provisions of the Special Stipulations shall control.

     49. Authority. Each of the persons executing this Lease on behalf of Landlord and Tenant does hereby personally represent and warrant on behalf of their respective entity that said entity is a duly organized and validly existing corporation and is fully authorized and qualified to do business in the State of Georgia, that Tenant has full right and authority to enter into this Lease, and that each person signing on behalf of said entity is an authorized representative of same and is authorized to sign on behalf of same. Upon the request of either party, the other shall deliver to the requesting party documentation satisfactory to the requesting party evidencing the other party's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

     50. Parking. Tenant shall be entitled to utilize, on a non-exclusive basis, one (1) parking space for every two hundred (200) square feet of Rentable Floor Area of the Demised Premises. In the event the Rentable Floor Area of the Demised Premises decreases, as contemplated in the Special Stipulations attached as Exhibit C hereto, then the number of parking spaces Tenant shall be entitled to utilize shall decrease proportionately, so that the above ratio of parking spaces to square footage of the Demised Premises shall be maintained. Only Tenant and Tenant's agents, employees and customers shall have the right to utilize such spaces, and Tenant shall have no right to assign, (sub)lease or otherwise convey the parking space rights granted herein, except in connection with an assignment of this Lease or sublease of the Demised Premises permitted hereunder. Further, in the event of (sub)lease of parking space in connection with Tenant's sublease of the Demised Premises, Tenant shall not be permitted to
(sub)lease more than one (1) parking space for each two hundred (200) square feet of the Demised Premises subleased.

     51. Compliance With Laws. Landlord, at is sole cost and expense, shall be responsible for compliance with all laws generally applicable to the Building and/or Project, including but not limited to the Americans' with Disabilities Act; provided , however, Tenant, at its sole cost and expense, shall be responsible for having the Demised Premises comply with any rules, laws and/or codes specifically applicable to the Demised Premises at the time of and directly resulting from, any alterations or other changes or modifications to the Demised Premises made by Tenant. Landlord hereby agrees to indemnify and hold harmless Tenant from and against any and all costs, claims, damages, liabilities and fees, including reasonable legal fees and loss of equipment rental income, directly attributable to Landlord's failure to comply with its obligations pursuant to this Section; and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any and all costs, claims, damages, liabilities and fees, including reasonable legal fees and loss of rental income directly attributable to Tenant's failure to comply with its obligations pursuant to this Section.

     52. Roof Rights. Tenant shall be allowed access to and use of the roof of the Building in order to fulfill the terms of that certain agreement between Tenant and Norfolk Southern for installation of certain equipment thereupon. The exact location of the equipment shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. If Tenant seeks additional roof space for the installation of additional equipment, Tenant must obtain the prior written consent of Landlord which consent may not be unreasonably withheld, conditioned or delayed, but may be conditioned upon the payment of additional rent therefor. Tenant shall exercise its rights hereunder in coordination with Landlord in such a manner as not to invalidate any roof warranties and/or maintenance agreements now in place. Landlord may require Tenant to use Landlord's roofing contractor for the installation of the equipment. Tenant will repair any damage to the roof or roof structure caused by such installation. Tenant shall obtain (through Landlord or with Landlord's approval), all permits and approvals required by any governmental entities to install, operate or maintain said equipment. Tenant, at Tenant's sole cost and expense, shall maintain the equipment and comply with all laws, rules, regulations and ordinances standard of governmental authorities having jurisdiction over the equipment and/or the Building as a result of such equipment. Tenant shall be responsible for all roof repair and additional out of pocket maintenance costs, if any, attributable to the equipment and Tenant's use of the roof pursuant to this Section. Tenant may connect into the Building's electrical utilities and will pay all personal property taxes, if any, directly assessed with respect to the equipment. Landlord shall have access to the equipment twenty-four (24) hours a day, seven (7) days a week. Within thirty
(30) days following the expiration or early termination of this Lease, Tenant shall remove the equipment, repair any damage caused by such removal and restore the Roof and any other affected areas of the Building to a condition at least as good as the condition immediately prior to the installation of the equipment, ordinary wear and tear excepted. If Tenant fails to so remove the equipment and restore the Building, Landlord may do so on Tenant's behalf and Tenant, within ten (10) days after demand, shall pay to Landlord the actual cost incurred by Landlord in doing so. Any equipment so installed shall be installed and used at Tenant's sole risk and in no event shall Landlord be liable under any circumstances for any damage to the equipment, loss or related use to the equipment except to the extent that damage is the result of the negligence or intentional misconduct of Landlord, its employees, agents or contractors. Nothing in this Section is intended to create an exclusive right in favor of Tenant to use the Roof of the Building.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.




Landlord:

ASI Properties, Inc., a Georgia corporation



By:
Name:  _________________________________
Title:  _________________________________

        [Corporate Seal]



Tenant:

AmQUEST, Inc., a Georgia corporation




By:
Name:  _________________________________
Title:  _________________________________

        [Corporate Seal]

RULES AND REGULATIONS


1. No sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior consent of Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation.

3. The Demised Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Demised Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Demised Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations. No vending machines of any kind will be installed, permitted or used on any part of the Demised Premises without the prior consent of Landlord. No part of said Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Demised Premises without prior written consent of Landlord. No area outside of the Demised Premises shall be used for storage purposes at any time. Tenant may bring in food to cook in a microwave oven and have a refrigerator.

4. No birds or animals of any kind shall be brought into the Building (other than trained seeing-eye dogs required to be used by the visually impaired). No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

6. Five (5) keys for the front door and five (5) keys for the rear door will be furnished Tenant without charge. Landlord may make a reasonable charge for any additional keys. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. In no event shall any weight be placed upon any floor by Tenant so as to exceed the design conditions of the floors at the applicable locations.

8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and no flammable, combustible or explosive fluid, chemical or substance shall be brought into the Building.

9. Unless agreed to in writing by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of the Demised Premises. Cleaning service will not be furnished on nights when rooms are occupied after 8:00 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

10. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Demised Premises, nor permit upon the Demised Premises any noisome, noxious, noisy or offensive business.

11. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of Landlord only, and no outside wiring men shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. Any wiring for telephone service must be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated.

12. Tenant and its employees and invitees shall observe and obey all parking, security and traffic regulations and measures imposed by Landlord. All vehicles shall be parked only in areas designated for vehicle parking by Landlord.

13. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

14. Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

15. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other lessee, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other lessees of the Building.

16. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

17. Landlord reserves the right upon fifteen (15) days' prior written notice to Tenant to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the Land, and for the preservation of good order therein.

18.  Building is non-smoking.

19.  Electric space heaters are not allowed in building.

                                  EXHIBIT "A"

                                   FLOOR PLAN

                                  EXHIBIT "B"

                           BUILDING STANDARD SERVICES

     Landlord shall furnish the following services to Tenant during the Lease Term (the "Building Standard Services"):

     (a) Subject to curtailment as required by governmental laws, rules or mandatory regulations. Central heat and air conditioning in season, at such temperatures and in such amounts as are in keeping with the standards of buildings comparable to the Building in the metropolitan Atlanta, Georgia area. Such heating and air conditioning shall be furnished between 7:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "Building Operating Hours").

     (b) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the standards of buildings comparable to the Building in the metropolitan Atlanta, Georgia area.

     (c) Janitor service shall be provided five (5) days per week, exclusive of Holidays (as hereinbelow defined), in a manner that Landlord reasonably deems to be consistent with the standards of office buildings comparable to the Building in the metropolitan Atlanta, Georgia area. In the event any special cleaning services are required for laboratories, special health care areas or other non-office space (and which are not required for office space), any incremental cost of providing such special cleaning services shall be borne solely by Tenant, and shall be paid by Tenant to Landlord as additional rent.

     (d) If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.

     (e) All Building Standard fluorescent bulb replacement in all areas.

     To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful acts of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

     The following dates shall constitute "Holidays" as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the Atlanta office market, as determined by Landlord in good faith. If in the case of any specific holiday mentioned in the preceding sentence, a different day shall be

                                  Exhibit B-1
observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Atlanta, Georgia shall constitute the Holiday under this Lease.

     Landlord hereby agrees to maintain the security systems in place as of the date of this Lease or otherwise consistent with its current level of security, specifically including twenty-four (24) hour per day, seven (7) days per week, Three Hundred Sixty-five (365) days per year guard and security access card keys. Should Tenant require any further or additional security measures, Tenant shall be responsible for the costs of same, unless Landlord is generally providing same to all tenants of the Building as part of a building wide security upgrade.


Exhibit B-2

                                  EXHIBIT "C"

                              SPECIAL STIPULATIONS

     1. Base Rental Rate. Base Rental Rate of $20.00 prsf of Rentable Floor Area for Suites 1 and 2 set forth in Section 1(j) of this Lease was established assuming such space will continue to be used as office space, and the Base Rental Rate of $40.00 prsf of Rentable Floor Area for Suites 6 and 7 set forth in Section 1(j) of this Lease was established assuming such space will continue to be actually used as data center space. In the event that all or any portion of Suites 1 or 2 is hereafter used for data center space, then the Base Rental Rate for that portion of said suites actually so used shall increase to $40.00 prsf, with the remainder of the space in said suite(s) continuing to have a Base Rental Rate of $20.00 prsf. For purposes hereof, Landlord and Tenant hereby acknowledge and agree that as of the date of this Lease, (a) the Rentable Floor Area of each Suite is as follows, (b) all of Suites 1 and 2 are actually being used solely as office space, and (c) all of Suites 6 and 7 are actually being used solely as data center space:

                Suite                   Rentable Floor Area
                  1                            6,520 sf
                  2                            5,858 sf
                  6                           15,000 sf
                  7                            6,068 sf

     In the event Tenant hereafter actually uses less Rentable Floor Area in Suites 6 and/or 7 as data center space, then, commencing with the first monthly installment of Base Rental thereafter becoming due and payable, the Base Rental shall be reduced by the number of square feet of Rentable Floor Area in such Suite(s) no longer actually being so used multiplied by the $40.00 Base Rental Rate; provided, however, (a) in the event such space is at any time thereafter again actually used for such purpose, then, commencing with the first monthly installment of Base Rental thereafter becoming due and payable, Base Rental thereafter be increased by the number of square feet of Rentable Floor Area in such Suite(s) again actually being so used multiplied by the $40.00 Base Rental Rate, (b) there shall be no reduction of the Base Rental for months 01 (February, 2002) through 03 (April, 2002) under any circumstances, and (c)Tenant shall not be entitled to a reduction of Base Rental at any time it is in material default under the Lease. In the event Tenant hereafter actually uses less Rentable Floor Area in Suites 1 and/or 2 as office space, then, commencing with the first monthly installment of Base Rental thereafter becoming due and payable, the Base Rental shall be reduced by the number of square feet of Rentable Floor Area in such Suite(s) no longer actually being used multiplied by the $20.00 Base Rental Rate; provided, however, (a) in the event such space is at any time thereafter again actually used for such purpose, then, commencing with the first monthly installment of Base Rental thereafter becoming due and payable, Base Rental thereafter be increased by the number of square feet of Rentable Floor Area in such Suite(s) again actually being so used multiplied by the $20.00 Base Rental Rate, (b) there shall be no reduction of the Base Rental for months 01 (February, 2002) through 03 (April, 2002) under any circumstances, and (c)Tenant shall not be entitled to a reduction of Base Rental at any time it is in material default under the Lease. Landlord and Tenant hereby agree to cooperate in good faith to establish the amount of any increase or decrease of Rentable Floor Area as set forth above. In order to obtain an adjustment of Base Rental as set forth above, Tenant must first request same in writing to Landlord and enter into an amendment to this Lease with Landlord excluding from the Demised Premises that portion of same no longer actually being used as data center space and/or office space. In the event that Landlord and Tenant cannot agree on the reduction in square footage within

                                  Exhibit C-1
     ten (10) days of a written request for a Base Rental Adjustment by Tenant, then Landlord shall submit the matter to an independent B.O.M.A. qualified inspector for determination and such determination shall be controlling. The cost of such inspector shall be shared equally by the parties and Tenant's share shall be payable as additional rent. Tenant shall have no right to adjust or abate Base Rental unilaterally.

     2. Utilities. Anything contained in Section 8 or elsewhere in this Lease to the contrary notwithstanding, beginning on the Rental Commencement Date and continuing throughout the Lease Term, Tenant shall only be responsible for paying the cost and expense of the electric current charges for the separately submetered data center space in Suites 6 and 7 of the Demised Premises, and communication charges which are rendered or furnished to the Demised Premises. Except for deliberate and willful acts of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of Landlord's equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services. Tenant shall have the right to make such repairs as are necessary to keep its equipment and machinery operational and Tenant shall have the right to an abatement of rent for the cost thereof if Landlord is obligated to repair and/or maintain same pursuant to this Lease and fails to do so; provided, however, the abatement shall not be greater than Twenty-five (25%) percent of the Rental then coming due in any month during which such abatement is sought.

     3. To the extent permitted by the applicable utility provider, Landlord, at its sole cost and expense, shall install (sub)meters or other similar devices to measure such utility usage at the Demised Premises, and Tenant shall pay Landlord as additional Rent, together with the installment of Base Rental next coming due, the cost of such service as determined in accordance with the
(sub)meters or similar devices . To the extent the providers of such utilities will not permit the installation of such meters, Landlord shall make the determination of the cost of such utilities applicable to the Demised Premises, and Tenant shall pay Landlord, as additional Rent, together with the installment of Base Rental next coming due, the cost of such service as determined by Landlord. Landlord shall provide copies of the applicable invoices and Landlord's calculations, together with Landlord's request for payment.

     4. Conference Room Usage. During months 01 through 03 of this Lease Tenant, at no additional costs, shall have free access and full use of any of Landlord's conference rooms in the Building. Thereafter, Tenant shall have such access and use of such conference rooms upon Tenant's request, subject to availability and payment of Landlord's then current rental fee for same.

     5. Fiber and Electric Cable/Wiring Upgrades. Tenant, at Tenant's sole cost and expense, shall have the right to access all optic fiber and electric cable/wiring in the Building for purposes of increasing or otherwise improving service, subject to (i) Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed and (ii) the following conditions:

          (a) Tenant is not then in default of its obligations under this Lease beyond any applicable notice or cure period;

          (b) Tenant obtains all required consents and approvals of utility providers to such work;

                                  Exhibit C-2

          (c) Tenant obtains all required municipal permits and approvals for such work. and Tenant performs all such work in accordance with all applicable laws, rules and regulations;

          (d) Tenant performs all such work in such a manner so as to minimize the interference with the conduct of business by other tenants and/or occupants of the Building;

          (e) Tenant performs all such work in such a manner that utility service to the Building is not interrupted or reduced at any time, and in the event such work cannot be performed without interruption or reduction of utility service, then such work shall only be performed pursuant to criteria reasonably established by Landlord to minimize such interruption or reduction;

          (f) Tenant provides Landlord with fourteen (14) days' prior written notice of its intent to perform such work, together with copies of written plans and specifications therefor, except in the case of an emergency, in which case only such notice and plans and specifications as are reasonable under the circumstances shall be required; and

          (g) Tenant provides Landlord with evidence of such insurance as Landlord reasonably deems necessary for purposes of the work, which insurance shall be obtained at Tenant's sole cost and expense, and, in the event the premiums for Landlord's insurance required pursuant to this Lease increase a result of such work, Tenant shall reimburse upon demand Landlord such increase as additional Rent.

Anything contained in this Lease to the contrary notwithstanding, Tenant hereby agrees to indemnify and hold harmless Landlord from and against any and all liability, loss, cost, damage or expense, including without limitation, court costs and reasonable attorney's fees, incurred by Landlord which arise from or relate to the performance of any such work by Tenant. This indemnity shall survive the expiration or earlier termination of this Lease.

                                  Exhibit C-3

                                LEASE AGREEMENT


                                 by and between

                  ASI Properties, Inc., a Georgia corporation

                                  ("Landlord")


                                      and



                      AmQUEST, Inc., a Georgia corporation

                                    "Tenant"


                                     dated

                             February ______, 2002


                                      for

                           470 East Paces Ferry Road
                              Suites 1, 2, 6 and 7
                          Atlanta, Georgia 30305-3300


                                   containing

                   33,446 square feet of Rentable Floor Area



                         Term: Forty-Eight (48) months


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                               TABLE OF CONTENTS


                                                                            Page

1.      Certain Definitions ..................................................1

2.      Lease of Premises ....................................................2

3.      Term .................................................................2

4.      Possession ...........................................................3

5.      Rental Payments ......................................................3

6.      Base Rental ..........................................................3

7.      Intentionally Deleted ................................................3

8.      Operating Expenses ...................................................3

9.      Landlord's Alterations and Improvements ..............................4

10.     Tenant Taxes .........................................................4

11.     Payments .............................................................4

12.     Interest and Late Charges ............................................4

13.     Use Rules ............................................................4

14.     Alterations ..........................................................5

15.     Repairs ..............................................................5

16.     Landlord's Right of Entry ............................................6

17.     Insurance ............................................................6

18.     Waiver of Subrogation ................................................7

19.     Default ..............................................................7

20.     Waiver of Breach .....................................................9

21.     Assignment and Subletting ............................................9

22.     Destruction .........................................................11

                                       i

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23.     Intentionally Deleted ...............................................12

24.     Services by Landlord ................................................12

25.     Attorneys' Fees and Homestead .......................................12

26.     Time ................................................................12

27.     Subordination and Attornment ........................................12

28.     Estoppel Certificates ...............................................13

29.     Cumulative Rights ...................................................13

30.     Holding Over ....................................................... 14

31.     Surrender of Premises ...............................................14

32.     Notices .............................................................14

33.     Damage or Theft of Personal Property ................................14

34.     Eminent Domain ......................................................15

35.     Parties .............................................................16

36.     Liability of Tenant .................................................16

37.     Force Majeure .......................................................16

38.     Landlord's Liability ................................................17

39.     Landlord's Covenant of Quiet Enjoyment ..............................17

40.     Intentionally Deleted. ..............................................17

41.     Hazardous Substances ................................................17

42.     Submission of Lease .................................................17

43.     Severability ........................................................18

44.     Entire Agreement ....................................................18

45.     Headings ............................................................18

46.     Broker ..............................................................18

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47.     Governing Law .......................................................18

48.     Special Stipulations ................................................18

49.     Authority ...........................................................18

50.     Parking .............................................................18

51.     Compliance With Laws ................................................19

52.     Roof Rights .........................................................19







Rules and Regulations


Exhibit "A"     -      Floor Plan

Exhibit "B"     -      Building Standard Services

Exhibit "C"     -      Special Stipulations